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                                   EXHIBIT F




                          SELL ALONG RIGHTS AGREEMENT



                 This Sell Along Rights Agreement (the "Agreement") is made and entered into as of this 26th day of January, 1996, by and among Paul A. Brown, M.D. (the "Control Shareholder"), a principal shareholder of HEARx Ltd., a Delaware corporation (the "Company"), and Invemed Associates, Inc., a New York corporation and the investors listed on Schedule A hereto ("Investors" under that Stock Purchase Agreement of even date herewith).

                 The parties hereto agree as follows:

                 1. In the event that the Control Shareholder proposes to transfer, in one or more related transactions, more than five percent (5%) of the shares of Common Stock of the Company, par value $.10 per share (the "Common Stock") (which for purposes of this Agreement shall be deemed to include all securities convertible into or exchangeable for Common Stock), held by the Control Shareholder (a "Sale of Securities") other than sales effected on Nasdaq, through the NASD Bulletin Board, or a national securities exchange pursuant to Rule 144 under the Securities Act of 1933, as amended, then the Control Shareholder shall permit the Investors, or cause the Investors to be permitted, to sell the same proportionate number of shares of Common Stock (which for purposes hereof shall include all securities exchangeable for or convertible into Common Stock) held by Investors as such Control Shareholder shall sell for the same consideration and otherwise on the same terms and conditions to be received by such Control Shareholder in the Sale of Securities.

                 2. The obligations of the Control Shareholder under this Agreement to afford the Investors, or cause the Investors to be afforded, the rights referred to herein will be discharged if the Investors are given written notice which specifies the terms of the proposed transfer by the Control Shareholder and which allows the Investors ten business days to exercise such rights (by written reply addressed to such person as may be designated in the written notice, and if requested in such written notice, sent by registered mail, return receipt requested), and within such ten business day period the Investors have not given notice of exercise of such rights, provided, that in the event the terms of the proposed transfer change, the Investors shall be entitled to receive a new written notice and to reply to such notice in accordance with the provisions of this Section 2.

                 3. The provisions of this Agreement may not be amended, modified or supplemented without the written consent of the parties hereto. This Agreement and all the rights and obligations of the Investors hereunder may not be assigned or transferred


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to any transferee or assignee except as set forth herein.  The Investors may assign or transfer their rights and obligations hereunder to each other, so long as the Control Shareholder is provided with written notice of any such assignment or transfer. In addition, the Control Shareholder hereby expressly consents to transfers or assignments of this Agreement and all the rights and obligations of an Investor hereunder by an Investor that is a partnership to its partners, pro rata in accordance with their ownership interests in the Investor, by an Investor that is a corporation, to its executive officers, directors, or shareholders, and by an Investor that is an individual to his or her spouse or children, provided, however, that (i) such transfer is made expressly subject to this Agreement and each transferee agrees in writing to be bound by the terms and conditions hereof, and (ii) the Company is provided with written notice of any such assignment.

                 4. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                 5. This Agreement and Section 6.2 of the Stock Purchase Agreement referenced in the preamble hereof, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings between the parties with respect to such subject matter.

                 6. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of law.

                 IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


The Control Shareholder:


                                                --------------------------------
                                                Paul A. Brown, M.D.


Invemed:                                        INVEMED ASSOCIATES, INC.


                                                By:
                                                   -----------------------------
                                                Name:
                                                Title:




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The Investors:



                                                 -------------------------------
                                                 Harris Berenholz



                                                 -------------------------------
                                                 Scott Bessent



                                                 -------------------------------
                                                 Arthur M. Blank



                                                 -------------------------------
                                                 Ronald M. Brill



                                                 -------------------------------
                                                 Elliot P. Broidy



                                                 -------------------------------
                                                 Walter E. Burlock



                                                 -------------------------------
                                                 Walter Channing



                                                 -------------------------------
                                                 Stanley Druckenmiller


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                                                 -------------------------------
                                                 John A. Ehinger


                                                 -------------------------------
                                                 Marianne Ehinger


                                                 -------------------------------
                                                 Gary Erlbaum


                                                 -------------------------------
                                                 Arminio Fraga


                                                 -------------------------------
                                                 Gary Gladstein


                                                 -------------------------------
                                                 John M. Hennessy


                                                 -------------------------------
                                                 Carlisle Jones


                                                 -------------------------------
                                                 Cristina H. Kepner


                                                 -------------------------------
                                                 Bruce M. Langone


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                                                 -------------------------------
                                                 Kenneth G. Langone


                                                 -------------------------------
                                                 Elizabeth Larson


                                                 -------------------------------
                                                 Stephen A. Levin


                                                 -------------------------------
                                                 Bernard Marcus


                                                 -------------------------------
                                                 G. Allen Mebane


                                                 -------------------------------
                                                 Charles J. Murphy


                                                 -------------------------------
                                                 Gabriel Nechamkin


                                                 -------------------------------
                                                 Mark Sonnino


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                                                 -------------------------------
                                                 George Soros


                                                 -------------------------------
                                                 Andrew R. Taussig


                                                 -------------------------------
                                                 Susan F. Taussig


                                                 -------------------------------
                                                 Thomas L. Teague


                                                 -------------------------------
                                                 Sean Warren


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                                                 -------------------------------
                                                 Michael C. Neus


                                                 -------------------------------
                                                 Michael Erlbaum


                                                 -------------------------------
                                                 Steven Erlbaum


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